EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

J. Crew Group, Inc.:

We consent to the incorporation by reference in the registration statements (File No. File No. 333-126142, File No. 333-135390, File No. 333-139313 and File No. 333-151623,) on Forms S-8 of J. Crew Group, Inc. of our reports dated March 19, 2010, with respect to the consolidated balance sheets of J. Crew Group, Inc. and subsidiaries as of January 30, 2010 and January 31, 2009, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended January 30, 2010, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of January 30, 2010 which reports appear in the January 30, 2010 annual report on Form 10-K of J. Crew Group, Inc.

As discussed in Note 13 to the consolidated financial statements, Group changed its method of accounting for uncertainty in income taxes in the year ended February 2, 2008 due to the adoption of an accounting standard.

/s/ KPMG LLP

New York, New York

March 19, 2010